STATE OF DELAWARE

                           CERTIFICATE OF AMENDMENT TO

                              CERTIFICATE OF TRUST

                                       OF

                               ALKEON GLOBAL FUND

Pursuant to Title 12, Section 3810(b) of the Delaware Statutory Trust Act, the undersigned Trust executed the following Certificate of Amendment:

     FIRST: The name of Statutory Trust (hereinafter called the "Trust") is ALKEON GLOBAL FUND.

     SECOND: The Certificate of Amendment to the Certificate of Trust is hereby amended as follows:

     The  Certificate  of Trust is  amended  to change the name of the Trust to:
Madison Avenue Global Fund.

     THIRD: This Certificate of Amendment shall be effective immediately upon its filing with the Office of the Secretary of State of the State of Delaware.


     IN WITNESS WHEREOF, the undersigned has executed this Certificate on the 30th day of June, 2009.

                                              ALKEON GLOBAL FUND


                                              By: /s/ George Mykoniatis
                                                  ------------------------------
                                                  George Mykoniatis, as Trustee
                                                  and not individually